Exhibit 10.2

CORPORATE OFFICE PROPERTIES TRUST
TIME-BASED PROFIT INTEREST UNIT AWARD CERTIFICATE
(2017 OMNIBUS EQUITY AND INCENTIVE PLAN)

This Certificate pertains to the Award (as hereinafter defined) granted by Corporate Office Properties, L.P. (the “Partnership”), to Profit Interest Holdings LLC (the “Intermediary”) on behalf of the undersigned grantee (the “Grantee”).

1.	Award.

(a)
Units. Pursuant to the Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan, as amended from time to time (the “Plan”) and the Third Amended and Restated Limited Partnership Agreement, as amended (the “LP Agreement”) of the Partnership, the Partnership hereby grants [# UNITS] Profit Interest Units (the “Award”) to the Intermediary, which will simultaneously grant the same number of units of the Intermediary to the Grantee. The Profit Interest Units are intended to constitute “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43. However, notwithstanding any provisions herein or in the Plan, the Partnership does not guarantee that the Profit Interest Units will be treated as profits interests for tax purposes, and none of the Board, the Partnership, or any affiliate of the Partnership shall indemnify, defend or hold the Grantee harmless with respect to the tax consequences if the Profit Interest Units are not so treated. For the avoidance of doubt, the Profit Interest Units granted to the Intermediary hereunder constitute Units under the Plan for all purposes of the Plan.

(b)
Plan and LP Agreement Incorporated. This award of Profit Interest Units shall be subject to and governed by all of the terms and conditions set forth in the Plan, including future amendments thereto, if any, pursuant to the terms thereof, and the LP Agreement, which are each incorporated herein by reference as a part of this Certificate. Capitalized terms in this Certificate shall have the meaning specified in the Plan, unless a different meaning is specified herein.

2.	Profit Interest Units.

(a)
Forfeiture Restrictions. The Profit Interest Units shall be subject to the Forfeiture Restrictions (as hereinafter defined) from the Grant Date through [RESTRICTED PERIOD END DATE] (the “Restricted Period”). The Profit Interest Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of during the Restricted Period to the extent then subject to the Forfeiture Restrictions. The prohibition against transfer and the obligation to forfeit and surrender the Profit Interest Units to the Partnership are herein referred to as “Forfeiture Restrictions.” The Forfeiture Restrictions shall be binding upon and enforceable against any transferee of Profit Interest Units.

(b)
Lapse of Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Profit Interest Units in accordance with the following schedule provided that Grantee has been continuously employed by the Corporate Office Properties, LP and its subsidiaries from the Grant Date through the lapse date.

Lapse Date	Percentage of Total Number of Profit Interest Units as to Which Forfeiture Restrictions Lapse
First anniversary date of the Grant Date	33%
Second anniversary date of the Grant Date	33%
Third anniversary date of the Grant Date	34%

(c)
Termination of Employment. Notwithstanding the foregoing, in the event Grantee’s employment with the Partnership and its subsidiaries is terminated for any reason, except as otherwise provided in any employment agreement between Grantee and the Company or one of its Subsidiaries, in any severance or retirement plan or policy of the Company or one of its Subsidiaries applicable to Grantee then in effect, or as otherwise determined by the Administrator, the Profit Interest Units with respect to which the Forfeiture Restrictions have not lapsed shall automatically and immediately be forfeited.

(d)
Distributions. Intermediary shall be entitled to receive any distributions paid with respect to ownership of Profit Interest Units that become payable during the Restricted Period; provided, however, that no distributions shall be payable to or for the benefit of Intermediary with respect to record dates occurring prior to the Grant Date, or with respect to record dates occurring on or after the date, if any, on which Intermediary has forfeited the Profit Interest Units.

(e)
Evidence of Operating Partnership Units. Notwithstanding any other provisions of this Certificate, the issuance or delivery of any Units (whether subject to restrictions or unrestricted) may be postponed for such period as may be required to comply with applicable requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such Units. The Partnership shall not be obligated to issue or deliver any Units if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange. The Profit Interest Units will be issued in the Intermediary’s name on behalf of the Grantee.

3.	Representations and Warranties. The Grantee hereby makes the following representations, warranties and agreements with respect to the Profit Interest Units:

(a)	Restrictions. The Grantee understands and agrees that the Profit Interest Units are being sold or granted in a transaction not involving any public offering in the United

States within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and that the Profit Interest Units will not be registered under the Securities Act or any state or foreign securities or “blue sky” laws and that it is anticipated that there will be no public market for the Profit Interest Units. The Grantee understands and agrees that the Partnership is under no obligation to file any registration statement with the Securities and Exchange Commission in order to permit transfers of the Profit Interest Units.

(b)
Nature of Grantee. The Grantee’s knowledge and experience in financial and business matters are such that the Grantee is capable of evaluating the merits and risks of the investment in the Profit Interest Units. The Grantee understands that the Profit Interest Units are a speculative investment which involves a high degree of risk of loss of the Grantee’s investment therein. It may not be possible for the Grantee to liquidate the investment in case of emergency, if at all. The Grantee is able to bear the economic risk of an investment in the Profit Interest Units, including the risk of a complete loss of the investment.

(c)
Purchase for Investment. The Grantee is acquiring the Profit Interest Units indirectly through the Intermediary for his or her own account for investment purposes and not with a view to, or for offer or sale on behalf of it or for the Partnership in connection with, the distribution or resale thereof.

(d)
Receipt of, Access to and Reliance on Information. The Grantee acknowledges that (i) the Partnership has given him or her, at a reasonable time prior to the Grant Date, an opportunity to ask questions and receive answers regarding the terms and conditions of the Plan, the LP Agreement and the Award; (ii) the Partnership has given him or her, at a reasonable time prior to the date hereof, an opportunity to obtain any additional information that the Partnership possesses or can acquire without unreasonable effort or expense deemed necessary by him or her to verify the accuracy of the information provided, and he or she received all such additional information requested; and (iii) he or she has not relied on any of the Partnership or any of its “affiliates” (as defined in Regulation D of the Securities Act), officers, employees or representatives in connection with his or her investigation of the accuracy of the information provided or his or her investment decision. The Grantee acknowledges that no person has been authorized to give any information or to make any representations concerning the Profit Interest Units, written or oral, that does not conform to the information included in the Plan, the LP Agreement or this Certificate and if given or made, such other information or representation should not be relied upon as having been authorized by any of the Partnership or any of its respective affiliates, officers, employees or representatives.

(e)
No Misrepresentations; Notification of any Change. The Grantee understands that the Partnership and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and warranties, and agrees that if any of the acknowledgements, representations and warranties deemed to have been made by the

Grantee upon his or her acquisition of the Profit Interest Units are no longer accurate at any time, the Grantee shall promptly notify the Partnership.

4.
Tax Matters; Section 83(b) Election. The Intermediary hereby agrees to make an election to include in gross income in the year of transfer the Profit Interest Unit Award hereunder pursuant to Section 83(b) of the Internal Revenue Code and to supply the necessary information in accordance with the regulations promulgated thereunder.

5.
Withholding of Tax. No later than the date as of which an amount first becomes includible in the gross income of the Intermediary for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Units granted hereunder, the Intermediary will pay to the Partnership or, if appropriate, any of its subsidiaries, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Partnership under this Agreement will be conditional on such payment, and the Partnership and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Intermediary.

6.
Status of Units. The Profit Interest Units may not be sold or otherwise disposed of in any manner which could constitute a violation of any applicable federal or state securities laws. In addition, (i) any evidence of the Profit Interest Units may bear such legend or legends as the Partnership deems appropriate in order to assure compliance with applicable securities laws, (ii) the Partnership may refuse to register the transfer of the Profit Interest Units on the share transfer records of the Partnership if such proposed transfer would in the opinion of counsel satisfactory to the Partnership constitute a violation of any applicable securities law and (iii) the Partnership may give related instructions to is transfer agent, if any, to stop registration of the transfer of the Profit Interest Units.

7.
Employment Relationship. For purposes of this Certificate, Grantee shall be considered to be in the employment of the Partnership as long as Grantee remains an employee of either the Partnership, any successor entity or a subsidiary of the Partnership or any successor. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Administrator, or its delegate, as appropriate, and its determination shall be final.

8.
Administrator’s Powers. No provision contained in this Certificate shall in any way terminate, modify or alter, or be construed or interpreted as terminating, modifying or altering any of the powers, rights or authority vested in the Administrator or, to the extent delegated, in its delegate pursuant to the terms of the Plan or resolutions adopted in furtherance of the Plan, including, without limitation, the right to make certain determinations and elections with respect to the Profit Interest Units.

9.
Binding Effect. This terms and conditions set forth in this Certificate shall be binding upon and inure to the benefit of any successors to the Company, the Intermediary and all persons lawfully claiming under Grantee.

10.	Governing Law. This Certificate and the Award shall be governed by, and construed in accordance with, the laws of the State of Maryland.

11.
No Obligation to Continue Employment. Neither the Company, the Partnership nor any Company subsidiary is obligated by or as a result of the Plan or this Certificate to continue Grantee in employment and neither the Plan nor this Certificate shall interfere in any way with the right of the Company, the Partnership or any Company subsidiary to terminate the employment of Grantee at any time.

12.
Data Privacy Consent. In order to administer the Plan and the Award and to implement or structure future equity grants, the Partnership and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or the Award.

13.
Integration. This Certificate (including the provisions of the Plan incorporated herein by reference) constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

14.
Notices. Notices hereunder shall be mailed or delivered (electronically or otherwise) to the Partnership and Intermediary at their principal place of business and shall be mailed or delivered to Grantee at the address or email address on file with the Partnership or, in either case, at such other address or email address as one party may subsequently furnish to the other party in writing.

[Signature page follows.]

IN WITNESS WHEREOF the undersigned have caused this Award to be executed on the [DAY] day of [MONTH], [YEAR].

CORPORATE OFFICE PROPERTIES TRUST

By:
Name:
Title:

PROFIT INTEREST HOLDINGS LLC
By: CORPORATE OFFICE PROPERTIES HOLDINGS INC. Its Managing Member

By:
Name:
Title:

GRANTEE
By:
Name:
Title:
Address: